Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

Investors:

Antonella Franzen

(609) 720-4665

Ryan Edelman

(609) 720-4545

Media:

Fraser Engerman

(414) 524-2733

Johnson Controls announces expiration and final tender results of cash tender offers for senior notes

CORK, Ireland, May 30, 2019 – Johnson Controls International plc (NYSE: JCI) today announced the expiration and the final tender results of its previously announced cash tender offers (each, an “Offer,” and collectively, the “Offers”) to purchase for cash up to $1,500,000,000 aggregate principal amount of certain of its outstanding senior notes (collectively, the “Notes”). The Offers were made pursuant to the terms and conditions set forth in JCI’s Offer to Purchase, dated May 1, 2019, as amended by JCI’s First Supplement to the Offer to Purchase, dated May 15, 2019 (the “First Supplement to the Offer to Purchase” and, as amended, the “Offer to Purchase”).

On May 17, 2019, JCI purchased $1,450,000,000 aggregate principal amount of certain of its Notes that had been tendered and accepted for payment in the Offers. The First Supplement to the Offer to Purchase amended the Offer solely with respect to JCI’s 6.000% notes due 2036 (the “6.000% 2036 Notes”) to provide that the maximum aggregate principal amount of 6.000% 2036 Notes that JCI will accept for purchase in the Offer for such Notes is $50,000,000 (the “6.000% 2036 Notes Series Maximum”) and to extend the withdrawal deadline with respect to the 6.000% 2036 Notes to 11:59 p.m., New

York City time, on May 29, 2019 (the “6.000% 2036 Notes Withdrawal Deadline”). The terms of the Offers provide that Notes tendered at or prior to 5:00 p.m., New York City time, on May 14, 2019 (the “Early Tender Deadline”) have priority over any Notes tendered after the Early Tender Deadline (including any 6.000% Notes withdrawn after the Early Tender Deadline and thereafter re-tendered at or prior to 11:59 p.m., New York City time, on May 29, 2019 (the “Expiration Date”)).

As of the Expiration Date, according to information received from D.F. King & Co., Inc., the Tender Agent and Information Agent for the Offers, $211,236,000 aggregate principal amount of 6.000% 2036 Notes had been validly tendered and not validly withdrawn on or prior to the 6.000% 2036 Notes Withdrawal Deadline, which amount is greater than the 6.000% 2036 Notes Series Maximum. No 6.000% 2036 Notes were tendered after the Early Tender Deadline. As a result, JCI expects to accept for purchase $50,000,000 aggregate principal amount of 6.000% 2036 Notes using a proration factor of approximately 23.67% and none of JCI’s 4.950% notes due 2064 or other Notes will be purchased in the Offers. Notes not accepted for purchase will be promptly credited to the account of the registered holder of such Notes with The Depository Trust Company in accordance with the Offer to Purchase.

Holders of 6.000% 2036 Notes accepted for purchase will receive total consideration of $1,191.91 per $1,000 in aggregate principal amount of 6.000% 2036 Notes (which represents the Total Consideration (as defined in the Offer to Purchase) for such series and includes an early tender premium of $30 per $1,000 in aggregate principal amount of Notes accepted for purchase) plus accrued and unpaid interest, if any, from the last interest payment date for the 6.000% 2036 Notes up to, but not including, the settlement date for the 6.000% 2036 Notes accepted in the Offers, which is expected to be May 31, 2019.

JCI’s obligation to accept for purchase, and to pay for, Notes that are validly tendered and not validly withdrawn pursuant to each Offer is conditioned on the satisfaction or waiver by JCI of a number of conditions as described in the Offer to Purchase. No Offer is conditioned on the consummation of the other Offers, or on the receipt of financing.

BofA Merrill Lynch and Citigroup are acting as the Lead Dealer Managers (the “Lead Dealer Managers”) and D. F. King & Co., Inc. is acting as the Tender Agent and Information Agent for the Offers. Requests for documents may be directed to D.F. King & Co., Inc. in New York at (866) 342-4884 (toll free) or in London at +44 20 7920-9700

(collect) or via email at jci@dfking.com. Questions regarding the Offers may be directed to BofA Merrill Lynch at (888) 292-0070 (toll free) or (980) 387-3907 (collect) and Citigroup at (800) 558-3745 (toll free) or (212) 723-6106 (collect). COMMERZBANK, Credit Agricole CIB, Danske Markets, Deutsche Bank Securities, ICBC Standard Bank, ING, J.P. Morgan, MUFG, Standard Chartered Bank, TD Securities and UniCredit Capital Markets are acting as Co-Dealer Managers for the Offers (the “Co-Dealer Managers”).

This announcement is for informational purposes only and is not an offer to purchase or sell or a solicitation of an offer to purchase or sell, with respect to any securities. The Offers to purchase the Notes were only made pursuant to the terms of the Offer to Purchase. The Offers were not made in any state or jurisdiction in which such Offers would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Johnson Controls:

Johnson Controls is a global leader creating a safe, comfortable and sustainable world. Our 105,000 employees create intelligent buildings, efficient energy solutions and integrated infrastructure that work seamlessly together to deliver on the promise of smart cities and communities in 150 countries. Our commitment to sustainability dates back to our roots in 1885, with the invention of the first electric room thermostat. We are committed to helping our customers win everywhere, every day and creating greater value for all of our stakeholders through our strategic focus on buildings. For additional information, please visit http://www.johnsoncontrols.com or follow us @johnsoncontrols on Twitter.

Johnson Controls International plc Cautionary Statement Regarding Forward-Looking Statements

Johnson Controls International plc has made statements in this communication that are forward-looking and therefore are subject to risks and uncertainties. All statements in this document other than statements of historical fact are, or could be, “forward-looking statements.” In this communication, statements regarding Johnson Controls’ future financial position, sales, costs, earnings, cash flows, other measures of results of operations, synergies and integration opportunities, capital expenditures and debt levels are forward-looking statements. Words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “forecast,” “project” or “plan” and terms of similar meaning are also generally intended to identify forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Johnson Controls cautions that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond Johnson Controls’ control, that could cause Johnson Controls’ actual results to differ materially from those expressed or implied by such forward-looking statements, including, among others, risks related to: any delay or inability of Johnson Controls to realize the expected benefits and synergies of recent portfolio transactions such as the merger with Tyco and the spin-off of Adient, changes in tax laws (including but not limited to the recently enacted Tax Cuts and Jobs Act), regulations, rates, policies or interpretations, the loss of key senior management, the tax treatment of recent portfolio transactions, significant transaction costs and/or unknown liabilities associated with such transactions, the outcome of actual or potential litigation relating to such transactions, the risk that disruptions from recent transactions will harm Johnson Controls’ business, the strength of the U.S. or other economies, changes to laws or policies governing foreign trade, including increased tariffs or trade restrictions, automotive vehicle production levels, mix and schedules, energy and commodity prices, the availability of raw materials and component products, currency rates and cancellation of or changes to commercial arrangements, and with respect to the disposition of the Power Solutions business, whether the strategic benefit of the Power Solutions transaction can be achieved. A detailed discussion of risks related to Johnson Controls’ business is included in the section entitled “Risk Factors” in Johnson Controls’ Annual Report on Form 10-K for the 2018 fiscal year filed with the SEC on November 20, 2018 and its Quarterly Report on Form 10-Q for the period ended March 31, 2019 filed with the SEC on May 3, 2019, which are available at www.sec.gov/ and www.johnsoncontrols.com under the “Investors” tab. Shareholders, potential investors and others should consider these factors in evaluating the forward-looking statements and should not place undue reliance on such statements. The forward-looking statements included in this communication are made only as of the date of this document, unless otherwise specified, and, except as required by law, Johnson Controls assumes no obligation, and disclaims any obligation, to update such statements to reflect events or circumstances occurring after the date of this communication.